Exhibit 99.2

Capstone Energy+ to Participate in Upcoming Conferences

LOS ANGELES / BUSINESSWIRE / May 18, 2026 / Capstone Energy+, Inc. (OTCQX: CGEH) (“Capstone” or the “Company”), formerly known as Capstone Green Energy Holdings, Inc., today announced that members of its management team are scheduled to participate in the following upcoming financial conferences.

The Company serves as the holding entity for its operating subsidiary, Capstone Energy+, LLC, a leading provider of behind-the-meter microturbine energy solutions for commercial, industrial, and data center applications.

LD Micro Invitational XVI Investor Conference

Date: May 18-19, 2026

Location: Luxe Sunset Boulevard Hotel (Los Angeles, CA)
Format: Webcast presentation, one-on-one meetings, and small group meetings

Vince Canino, President & Chief Executive Officer, and Candice Graves, Chief Accounting Officer, will represent Capstone Energy+ at the conference.

Capstone Energy+ is scheduled to present on Monday, May 18, 2026, at 1:00 pm PT. Vince Canino, President & CEO, will be presenting on behalf of the company. WEBCAST LINK

In addition, Vince Canino will participate in a panel discussion at the LD Micro Invitational on Monday, May 18, 2026, from 5:30 p.m. to 6:00 p.m. PT.

Craig-Hallum 23rd Annual Institutional Investor Conference

Date: May 28, 2026

Location: Renaissance Minneapolis Hotel, The Depot (Minneapolis, MN)

Format: One-on-one and small group meetings

Vince Canino, President & Chief Executive Officer, John Miller, Interim Chief Financial Officer, and Candice Graves, Chief Accounting Officer, will represent Capstone Energy+ at the conference.

For additional information or to schedule a one-on-one meeting with Capstone’s management team, please contact Gateway Group at CGEH@gateway-grp.com.

About Capstone Energy+

For nearly four decades, Capstone Energy+ has designed, developed, and delivered proven behind-the-meter, on-site energy solutions that help businesses operate with certainty in an increasingly constrained power environment. Our evolution from “Green” to “Plus” reflects who we are today, delivering clean, innovative energy solutions that go beyond electricity.

Capstone Energy+: On Site. On Demand. Always On.

With more than 10,600 units shipped across 88 countries through our global distributor network, Capstone provides highly reliable, low-maintenance, fuel-flexible power systems engineered for mission-critical operations. Built on our core 30kW, 65kW, and 200kW microturbine platforms, our scalable multi-megawatt solutions are designed for rapid deployment, continuous operation, and simplified maintenance.

Capstone Energy+ serves critical industries including data centers, hospitals, agriculture, and industrial facilities where uptime and energy certainty are essential. Beyond power generation, our solutions support the circular economy by converting waste streams into usable fuel and capturing waste heat to produce valuable thermal energy with a lower carbon footprint.

To support evolving customer needs, Capstone also offers flexible Energy as a Service solutions, including power purchase or energy service agreements (PPAs/ESAs), leasing, rentals, and long-term service agreements designed to reduce upfront costs, accelerate deployment, and provide life-cycle cost predictability.

Our modular, plug-and-play architecture enables customers to scale quickly, reduce integration risk, and adapt to growing energy demands with resilient, always-available power solutions.

For more information about the Company, please visit www.CapstoneEnergyPlus.com

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CONTACT:

Capstone Energy+, Inc.

ir@CapstoneEnergyPlus.com

818-407-3628

Media and Investor Inquiries:

Gateway Group, Inc.

CGEH@gateway-grp.com

949-574-3860

Cautionary Note Regarding Forward-Looking Statements

This release contains forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995, including statements regarding expectations for the Company’s brand evolution, growth strategy, market expansion, and partner program initiatives. Actual results, performance and achievements could differ materially from those expressed in, or implied by, these forward-looking statements due to a variety of risks, uncertainties and other factors. For a detailed discussion of factors that could affect the Company’s future operating results, please see the Company’s filings with the Securities and Exchange Commission. Except as expressly required by the federal securities laws, the Company undertakes no obligation to update or revise any forward-looking statements.